Exhibit 10.15

PHILIP MORRIS INTERNATIONAL INC. AMENDED AND RESTATED
AUTOMOBILE POLICY

(as of March 10, 2021)

The Registrant has a policy under which company-owned or leased automobiles are provided to key executives for business use when required and for personal use at other times, or at any executive’s election, a cash allowance, a travel pass for the executive and his or her partner/family members, or a mobility package combining a travel pass for the executive only and an electric vehicle is provided instead. Such executives are required to include any taxable benefit under this policy in their annual tax returns.